Nomura Partners Funds, Inc.

c/o State Street Bank and Trust Company

4 Copley Place 5th Floor

CPH-0326

Boston, MA 02116

December     , 2008

State Street Bank and Trust Company

1200 Crown Colony Drive, CC1/5

Crown Colony Office Park

Quincy, MA 02169

Attention: Judith I. Charny, Vice President

Re: Nomura Partners Funds, Inc. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund, formerly known as The Japan Fund, Inc., has established eight new series of shares to be known as:

Asia Pacific ex Japan Fund

India Fund

Greater China Fund

Global Equity Income Fund

Global Emerging Markets Fund

Global Alpha Equity Fund

International 130/30 Equity Fund

International Equity Fund

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian and Accounting Services Agreement dated as of October 1, 2007, as amended, by and among each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (the “Custodian”) (the “Custodian Agreement”), the undersigned hereby requests that the Custodian render services as custodian under the Custodian Agreement with respect to the series listed above such that each such series becomes a “Portfolio” under the Custodian Agreement. In connection with such request, the undersigned Fund hereby confirms to the Custodian, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

NOMURA PARTNERS FUNDS, INC., severally and not jointly

on behalf of:

Asia Pacific ex Japan Fund India Fund Greater China Fund Global Equity Income Fund Global Emerging Markets Fund Global Alpha Equity Fund International 130/30 Equity Fund International Equity Fund

By:
Name:	William L. Givens
Title:	Chief Executive Officer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Joseph C. Antonellis
Title:	Vice Chairman, Duly Authorized

Effective Date:             , 2008

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